EXHIBIT 10.16

                                 PROMISSORY NOTE

$100,000                                                   As of August 26, 2005
                                                               Clayton, Missouri

Viceroy Acquisition Corporation (the "Maker") promises to pay to the order of St. Albans Global Management, Limited Liability Limited Partnership (the "Payee") the principal sum of One Hundred Thousand Dollars and No Cents ($100,000.00) in lawful money of the United States of America, together with interest on the unpaid principal balance of this Promissory Note (this "Note"), on the terms and conditions described below.

      1. Principal. The principal balance of this Note shall be repayable on the earlier of (i) August 26, 2006 or (ii) the date on which Maker consummates an initial public offering of its securities under the Securities Act of 1933, as amended.

      2. Interest. Interest shall not accrue on the unpaid principal balance of this Note.

      3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys' fees, then to the reduction of the unpaid principal balance of this Note.

      4. Events of Default. Each of the following shall constitute an event of default ("Event of Default") under this Note:

            (a) Failure to Make Required Payments. Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due.

            (b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

            (c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

      5.    Remedies.

            (a)   Upon  the  occurrence  of an  Event of  Default  specified  in
Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be immediately due and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

            (b)   Upon the occurrence of an Event of Default specified in either
Section 4(b) or 4(c) hereof, the unpaid principal balance of this Note, and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee, including presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.


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      6.    Waivers.  Maker and all  endorsers and  guarantors  of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

      7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to it or affecting its liability hereunder.

      8. Notices. Any notice called for hereunder shall be deemed properly given if in writing and (i) sent by certified mail, return receipt requested,
(ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by confirmed telefacsimile or (v) sent by confirmed e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

      If to Maker:

        Viceroy Acquisition Corporation
        8235 Forsyth Boulevard, Suite 400
        Clayton, Missouri 63105
        Attn.: Chief Executive Officer

      If to Payee:

        St. Albans Global Management, Limited Liability Limited Partnership P.O. Box 7009
        St. Thomas, U.S. Virgin Islands 00801

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on the conformed telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party's on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

      9. Governing Law; Construction. This Note, the legal relations between the Maker and Payee and the adjudication and enforcement hereof, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed in and to be performed in that state, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

      10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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      IN WITNESS  WHEREOF,  Maker,  intending to be legally  bound  hereby,  has caused this Note to be duly executed the day and year first above written.


                                               VICEROY ACQUISITION CORPORATION


                                               By:  /s/ Douglas D. Hommert
                                                 -------------------------------
                                                 Name:  Douglas D. Hommert
                                                 Title: Executive Vice President


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